The Bank of Tokyo-Mitsubishi, Ltd.
(LETTERHEAD)

April 17, 2002

Mr. Edward L. Larsen
Senior Vice President, Finance
Chief Financial Officer
The Talbots, Inc.
175 Beal Street
Hingham, MA 02043

Re:   Revolving Credit Agreement dated as of April 17, 1998, and First Amendment to Credit Agreement dated as of April 17, 1999, between The Talbots, Inc. as borrower, and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch (the “Agreement”)

Dear Sir:

Pursuant to Section 1(h) of the Agreement, we hereby accept your request for one year extension of the Credit Facility Termination Date (as defined in the Agreement) so that the Credit Facility Termination Date would expire on April 17, 2004.

Sincerely,

The Bank of Tokyo-Mitsubishi, Ltd. New York Branch

/s/ Kanetsugu Mike
___________________________________________________
Kanetsugu Mike
Deputy General Manager

CC:  Mr. K. Natori, Jusco (USA), Inc.